Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”).

UTIME LIMITED

WARRANT FOR THE PURCHASE OF SHARES

Date: May [*], 2026	Number of Shares: [*]

For Value Received, UTime Limited, a Cayman Islands exempted company with limited liability (the “Company”), with its principal office located at 7th Floor Building 5A, Shenzhen Software Industry Base, Nanshan, Shenzhen, China, hereby certifies that [*][, a [type of entity]] (“Holder”), or his or its assigns, in partial consideration for entering into that certain Subscription Agreement, dated as of May [*], 2026, by and between the Company and Holder, is entitled, subject to the provisions of this Warrant, to purchase from the Company the number of fully paid and nonassessable shares of Class A Ordinary Shares of the Company (the “Warrant Shares”).

Holder may purchase the afore-mentioned number of shares of Warrant Shares of the Company at a purchase price per share (as appropriately adjusted pursuant to Section 7 hereof) of $1.10 (the “Exercise Price”). The term “Class A Ordinary Shares” shall mean the Class A ordinary shares of the Company, par value $0.50 per share, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

The number of shares of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for a share of Warrant Shares are subject to adjustment from time to time as hereinafter set forth.

Section 1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date (as hereinafter defined) by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, or in the form of an electronic transfer of funds, for the number of shares of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at the principal office of the Company, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder.

Section 2. CASHLESS EXERCISE. With the consent of the Company or in the event of the Sale of the Company as defined in Section 10 herein, this Warrant may be exercised, in whole or in part, by means of a “cashless exercise” by surrendering this Warrant (satisfactorily delivered in accordance with Section 1 above) at the principal office of the Company together with the properly endorsed Purchase Form and notice of such election, in which event the Company shall issue to Holder a number of shares of Warrant Shares computed using the following formula:

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	X	= Y (A-B)
A

Where	X	the number of shares of Warrant Shares to be issued to Holder
=

	Y	the number of shares of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant
	=	is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	the fair market value of one share of the Warrant Shares (at the date of such calculation) =

	B	Exercise Price (as adjusted to the date of such calculation)
=

For purposes of this Section 2, the fair market value of Warrant Shares on the date of calculation shall mean with respect to each share of Warrant Shares:

(a) if Warrant Shares are traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

(1) if Warrant Shares are is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over the five (5) day period ending three days before the date of calculation;

(2) if Warrant Shares are actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the five (5) day period ending three days before the date of calculation; or

(b) if neither (1) nor (2) is applicable, the fair market value of Warrant Shares shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Shares sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, taking into consideration, without limitation, the most recent sales of the Company’s capital stock.

(c) to the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with this Section 2 prior to any termination in accordance with Section 9.

Section 3. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Class A Ordinary Shares or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant, as applicable. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

Section 4. FRACTIONAL INTEREST. The Company will not issue a fractional share of Warrant Shares upon exercise of a Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current fair market value (as determined as set forth in Section 2) of a full share by the fraction of a share and round the result to the nearest cent.

Section 5. TRANSFERS; ASSIGNMENT OR LOSS OF WARRANT.

(a) Subject to the terms and conditions contained in Section 11 hereof, this Warrant and all rights hereunder are transferable in whole or in part by Holder and any successor transferee; provided that prior to such transfer Holder shall give thirty (30) days prior written notice of any such transfer to the Company, and the Company shall have the right to acquire the Warrant under the identical provisions contained in such notice by giving Holder written notice within fifteen (15) days of receipt of such notice. The Company’s failure to respond to said notice within said fifteen (15) days shall be deemed a waiver of this right of first refusal. The transfer shall be recorded on the books of the Company upon receipt by the Company of the Transfer Notice annexed hereto at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

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(b) Holder shall not, without obtaining the prior written consent of the Company, which consent shall not be unreasonably withheld, assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 12, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a “Holder” for purposes of this Warrant) and, if Holder’s entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

(c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. In the event that this Warrant is lost, stolen, destroyed or mutilated, Holder shall pay all reasonable attorneys’ fees and expenses incurred by the Company in connection with the replacement of this Warrant and the issuance of a new Warrant.

Section 6. RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

Section 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Stock Splits and Dividends. If outstanding shares of the Warrant Shares shall be subdivided into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall simultaneously with the effectiveness of such subdivision be proportionately reduced. If outstanding shares of Warrant Shares shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 7.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Shares or the Exercise Price pursuant to this Section 7, the Company shall promptly mail to Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of shares or other securities or property into which this Warrant shall be exercisable after such adjustment.

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Section 8. TERMINATION. This warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) the expiration of the period of five (5) years as of the date of the Warrant set forth above; or (b) a Sale of the Company (as defined below).

Section 9. SALE OF THE COMPANY. The Company will notify the Holder of any proposed Sale of the Company at least fifteen (15) days prior to the expected closing of the Sale of the Company. As used herein, “Sale of the Company” means (i) any sale, transfer or other disposition to another company of all or substantially all of the Company’s assets, (ii) the sale of shares of the Company resulting in more than 50% of the voting power of the Company or of the surviving entity being vested in persons other than the persons who own 50% or more of the voting power of the Company immediately prior to the effectiveness of such transaction, or (iii) a merger or consolidation of the Company resulting in more than 50% of the voting power of the Company or of the surviving entity being vested in persons other than the persons who own 50% or more of the voting power of the Company immediately prior to the effectiveness of such transaction.

Section 10. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any securities issuable thereunder (the “Securities”), nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or “blue sky” laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for the Securities issued upon exercise of this Warrant, subject to the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the U.S. state “blue sky” laws, shall bear a legend substantially in the following form:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

The Company is required to refuse to register any transfer of this Warrant or the Securities underlying this Warrant not made in accordance with the provisions of Regulation S, pursuant to the Securities Act or pursuant to an available exemption from registration. Any certificate for any Securities issued at any time in exchange or substitution for any certificate for any Securities bearing such legend shall also bear such legend unless, in the opinion of counsel for the Company, the Securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 11 shall be binding upon all subsequent holders of certificates for Securities bearing the above legend and all subsequent holders of this Warrant, if any.

Section 11. REPRESENTATIONS AND COVENANTS OF HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its execution hereof Holder hereby confirms:

(a) Investment Purpose. The right to acquire the Warrant Shares (the “Securities”), and any Securities issued upon exercise of Holder’s rights contained herein, will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

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(b) Foreign Investor. Holder hereby represents that he or she or it has satisfied itself as to the full observance by Holder of the laws of its jurisdiction applicable to Holder in connection with the receipt of this Warrant or purchase of the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to Holder’s holding of this Warrant and purchase, holding, redemption, sale, or transfer of the Securities. Holder’s payment for, and continued beneficial ownership of, the Securities will not violate any securities or other laws of Holder’s jurisdiction applicable to Holder.

(c) Disposition of Holder’s Rights. In no event will Holder make a disposition of any of its rights to acquire the Securities, or of any Securities issued upon exercise of such rights, unless and until (i) it shall have notified the Company of the proposed disposition and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to Holder) reasonably satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken or (B) an exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire the Securities, or of any Securities issued on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to such security if and when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (2) such security shall have been sold without registration in compliance with Regulation S under the Securities Act or (3) a letter shall have been issued to Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling, and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, Holder or a holder of the Securities then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such Securities not bearing any restrictive legend.

(d) Financial Risk. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e) No Registration Rights. Holder or any other Person has no right to cause the Company to effect the registration of this Warrant or the Warrant Shares.

(f) Non-US Person. Holder is not a U.S. person as defined in the Regulation S promulgated under the Securities Act and any other applicable rules and regulations promulgated thereunder, as presently in effect.

Section 12. SATURDAYS, SUNDAYS AND HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of New York.

Section 13. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the then Holder of the Warrant being exercised.

Section 14. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

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Section 15. NOTICES. Unless otherwise specified herein, any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) three (3) days after deposit in the United States mail if sent by registered or certified mail, postage prepaid, or (iii) one (1) day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Holder at its address as shown on the books of the Company, or to the Company at the address indicated therefor in the first paragraph of this Warrant.

Section 16. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to its conflicts of laws principles. With respect to any claim arising out of this Warrant, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and/or the United States Federal Courts located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 17. ATTORNEYS’ FEES. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

Section 18. SURVIVAL. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

Section 19. SEVERABILITY. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first above written.

Company:

UTIME LIMITED.

By:
Name:	Hengcong Qiu
Title:	CEO
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PURCHASE FORM

Dated ___________, ___

The undersigned hereby irrevocably elects to exercise the within Warrant to purchase _____ shares of Class A Ordinary Shares and hereby makes payment of $ ____ in payment of the exercise price thereof, together with all applicable transfer taxes, if any.

In exercising its rights to purchase the __________________ of Class A Ordinary Shares of UTIME LMITED, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 11 of the Warrant.

Please issue a certificate or certificates representing said shares of___________ Shares in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

Holder:

By:
Print Name:

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ASSIGNMENT FORM

Dated _________, ____

FOR VALUE RECEIVED,___________________, a __________________, hereby sells, assigns and transfers unto

_________ (the “Assignee”),

(please type or print in block letters)

(insert address)

its right to purchase up to_________ shares of_____________ Shares represented by this Warrant and does hereby irrevocably constitute and appoint_________________ attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

________________,

By:
Print Name:

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TRANSFER NOTICE

(To transfer or assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to:

(Please Print)

whose address is

Dated

Holder’s Signature

Holder’s Address

Note:	The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant

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